Exhibit 10.1

[DSP Group Letter]

July 8, 2010

Amendment to the Employment Agreement dated June 26, 2003

Between

DSP Group LTD

Shenkar 5, Herzelya 46120

Israel

(the “Company”)

and

Eli Fogel

(the “Employee”)

As you have requested, you would like to reduce your working time to 50% time employment and step out from your position as the Company’s CTO, effective July 8, 2010, as such it is hereby agreed as follows:

1.	Starting July 8, 2010, the target workload of the Employee shall be reduced to 50%.

2.	The Employee’s title will be Senior VP in the CTO office, reporting to the CTO.

3.	The Employee shall not engage in any other activities which may lead to a conflict of interests with respect to his position with the Company and/or DSP Group, Inc.

4.	The Employee’s salary as defined in section 2A to the Agreement (including basic salary and any additional monetary benefits) shall be reduced to a gross monthly salary of NIS 30,000.

5.	All other terms and conditions of the current employment agreement (including the Company’s procedures as amended from time to time) remain unchanged and shall apply.

/s/ Ofer Elyakim
Ofer Elyakim CEO

Accepted and Agreed

Name: Eli Fogel

Signature:	/s/ Eli Fogel